Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hi-Crush Partners LP (the “Partnership”) of (i) our report dated February 28, 2014, except for the effects of the merger of entities under comon control discussed in Note 9 and the Supplemental Condensed Consolidating Financial Information included in Note 17 to the consolidated financial statements, as to which the date is August 11, 2014, relating to the consolidated financial statements of the Partnership and (ii) our report dated March 13, 2013 with respect to the Supplemental Condensed Consolidated Financial Information included in Note 17 to the consolidated financial statements, as to which the date is August 11, 2014, relating to the consolidated financial statements of Hi-Crush Proppants LLC (Predecessor), both of which appear in the Partnership’s Current Report on Form 8-K filed on August 11, 2014. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers

Houston, Texas

August 11, 2014